Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms used herein and not otherwise defined shall have the respective meanings assigned to such terms elsewhere in the Current Report on Form 8-K filed by Appgate, Inc. on October 15, 2021 (the “Original Report”) as amended by the Amendment to the Current Report on Form 8-K/A filed by Appgate, Inc. on November 10, 2021 (the “Amended Report” and, together with the Original Report, the “Report”).

Introduction

The following unaudited pro forma condensed combined financial information gives effect to the Merger between Merger Sub and Legacy Appgate and certain other transactions between Newtown Lane and/or Merger Sub, on the one hand, and Legacy Appgate, on the other hand, as provided for in the Merger Agreement and as described in the notes accompanying the following unaudited pro forma condensed combined financial information. For purposes of this section, we refer to the Merger and such other transactions collectively as the “Transactions”.

Summary of the Transactions upon consummation of the Merger:

●	Newtown Lane issued 117,149,920 shares of its common stock to SIS Holdings, the sole stockholder of Legacy Appgate as of immediately prior to the Closing, in exchange for all outstanding shares of Legacy Appgate common stock;

●	In connection with the Transactions, Newtown Lane issued 666,667 shares of Newtown Lane common stock to an advisor of Newtown Lane (the “Advisor”) and one or more existing stockholders of Newtown Lane contributed 666,667 shares of Newton Lane common stock to Newtown Lane;

●	Newtown Lane guaranteed Legacy Appgate’s obligations of payment of principal, interest and other liabilities under the Note Issuance Agreement and assumed Legacy Appgate’s Conversion Obligations and Change of Control Conversion Obligations thereunder; and

●	Immediately after giving effect to the Merger and assuming no conversion of the Notes or Additional Notes and no issuance of shares under the 2021 Plan, the holders of Newtown Lane’s common stock as of immediately prior to the Closing, together with the Advisor, own an aggregate of approximately 11% of the Company’s common stock and SIS Holdings, the sole stockholder of Legacy Appgate as of immediately prior to the Closing, owns an aggregate of approximately 89% of the Company’s common stock. The accumulated deficit of Newtown Lane was eliminated to reflect the legal capitalization of the combined entity upon the completion of the Merger.

As a result of the Transactions, SIS Holdings became the controlling stockholder of the Company. Accordingly, the Merger of Newtown Lane’s wholly owned subsidiary, Merger Sub, with and into Legacy Appgate is a reverse merger that was accounted for as a recapitalization of Legacy Appgate. Upon completion of the Merger, Newtown Lane changed its name to Appgate, Inc. The unaudited pro forma condensed combined financial information is presented with Legacy Appgate as the accounting acquirer and Newtown Lane as the accounting acquiree.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 aggregates the balance sheets of Legacy Appgate and Newtown Lane and gives pro forma effect to the Transactions as if they had occurred on September 30, 2021, which is the last day of Legacy Appgate’s most recently completed fiscal quarter. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021, have been derived by aggregating the historical financial statements of Legacy Appgate and Newtown Lane, including certain pro forma adjustments to such aggregated financial statements to give effect to the Transactions as if they had occurred on January 1, 2020, which was the first day of Legacy Appgate’s fiscal year ended December 31, 2020.

The unaudited pro forma condensed combined financial information herein has been prepared to illustrate the effects of the Transactions in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to Article 11 of Regulation S-X. Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from those presented in the unaudited pro forma condensed consolidated financial information herein.

In the Company’s opinion, all adjustments necessary to reflect the effects of the Transactions as described above have been included and are based upon currently available information and assumptions that the Company believes are reasonable as of the date of the Report; however, such adjustments are subject to change. Any of the factors underlying these estimates and assumptions may change or prove to be materially different than expected. The unaudited pro forma condensed combined financial information also does not purport to represent what the Company’s actual results of operations and financial position would have been had the Transactions occurred on the dates indicated, nor are they intended to be representative of or project the Company’s future financial condition or results of operations or financial position.

The unaudited pro forma condensed combined financial information and the accompanying notes are provided for informational and illustrative purposes only and should be read in conjunction with (i) Legacy Appgate’s historical audited consolidated financial statements and the accompanying notes for the year ended December 31, 2020, and Legacy Appgate’s unaudited consolidated financial statements and accompanying notes for the three and nine months ended September 30, 2021 included in the Report, (ii) Newtown Lane’s historical audited financial statements and the accompanying notes for the years ended March 31, 2021 and 2020, Newtown Lane’s unaudited financial statements and accompanying notes for the six months ended September 30, 2021, and Newtown Lane’s historical unaudited financial statements and accompanying notes for the three and nine months ended December 31, 2020 and 2019 previously filed publicly with the SEC, and (iii) the financial and other information contained in Exhibit 99.4 of the Report titled “Management’s Discussion and Analysis of Legacy Appgate’s Financial Condition and Results of Operations”.

Description of the Transactions

On February 8, 2021, Newtown Lane entered into the Merger Agreement with Merger Sub and Legacy Appgate. Pursuant to the Merger Agreement, Merger Sub agreed to merge with and into Legacy Appgate with Legacy Appgate being the surviving entity of the Merger and becoming a wholly owned subsidiary of the Company. The Merger was consummated on October 12, 2021.

Upon Closing, each share of Legacy Appgate’s common stock outstanding on the closing date was converted into 234,299.84 shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”). Additionally, Newtown Lane guaranteed Legacy Appgate’s obligations of payment of principal, interest and other liabilities under Legacy Appgate’s note issuance agreement (“Note Issuance Agreement”) and the 5% convertible senior notes (“Notes”) issued thereunder in an aggregate principal amount of $50.0 million, with an additional aggregate principal amount of $25.0 million issued at Closing (the “Additional Notes”) and a further aggregate principal amount of $25.0 million issuable, at the option of the holders of the Notes, within 12 months of signing of the Merger Agreement. Further, Newtown Lane assumed Legacy Appgate’s Conversion Obligations and Change of Control Conversion Obligations under the Note Issuance Agreement. Immediately following consummation of the Merger and assuming none of the Notes or Additional Notes have been converted into shares of Company Common Stock and no issuance of shares under the 2021 Plan, SIS Holdings, the sole stockholder of Legacy Appgate as of immediately prior to the Closing, owns approximately 89% of the outstanding shares of Company Common Stock and Newtown Lane’s stockholders as of immediately prior to the Closing, together with the Advisor, own approximately 11% of the outstanding shares of Company Common Stock.

Accounting for the Merger

The Merger was accounted for as a “reverse merger” and recapitalization because, immediately following the completion of the Merger, SIS Holdings, the sole stockholder of Legacy Appgate immediately prior to the Closing, has effective control of the Company through its approximate 89% ownership interest in the combined entity (assuming no conversion of the Notes or Additional Notes and not giving effect to the 2021 Plan). In addition, through SIS Holdings’ approximate 89% stockholder interest (assuming no conversion of the Notes or Additional Notes and no issuance of shares under the 2021 Plan), SIS Holdings has effective control of the combined entity through control of a substantial proportion of the Board by appointing the majority of the board seats immediately following the Closing. Additionally, all of Legacy Appgate’s senior executive positions continued on as management of the combined entity after consummation of the Merger. For accounting purposes, Legacy Appgate is deemed to be the accounting acquirer in the Merger and, consequently, the Merger was treated as a recapitalization of Legacy Appgate. Accordingly, Legacy Appgate’s historical financial statements became the historical financial statements of the Company, and Newtown Lane’s assets, liabilities and results of operations were consolidated with Legacy Appgate effective as of the Closing. No step-up in basis or intangible assets or goodwill will be recorded in the Merger.

Basis of Presentation

This unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in this unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the effect of the Merger and have been prepared for informational purposes only. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described above and in the accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands)

	Historical		Transaction		As of September 30,
	As of September 30, 2021		Accounting		2021
	Legacy	Newtown	Adjustments		Pro Forma
	Appgate	Lane	(Note 2)		Combined
ASSETS
Current assets:
Cash	$19,483	$9	$23,500	(a)	$38,136
			(118	)(b)
			(4,738	)(f)
Restricted cash	1,437	-	-		1,437
Accounts receivable, net of allowance	11,543	-	(160	)(c)	11,383
Contract assets	1,836	-	-		1,836
Deferred contract acquisition costs, current	3,241	-	-		3,241
Prepaid and other current assets	5,870	-	(2,023	)(f)	3,847
Total current assets	43,410	9	16,461		59,880
Property and equipment, net	1,806	-	-		1,806
Operating lease right-of-use assets	1,342	-	-		1,342
Contract assets, noncurrent	7,728	-	-		7,728
Deferred contract acquisition costs, noncurrent	8,173	-	-		8,173
Goodwill	71,604	-	-		71,604
Intangible assets, net	38,758	-	-		38,758
Other assets	178	-	-		178
Total assets	$172,999	$9	$16,461		$189,469
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,692	$118	$(118	)(b)	$2,692
Accrued expenses	10,873	-	(1,000	)(f)	9,873
Operating lease liabilities, current	670	-	-		670
Deferred revenue, current	4,913	-	-		4,913
Due to unrelated party	-	160	(160	)(c)	-
Total current liabilities	19,148	278	(1,278)		18,148
Deferred revenue, noncurrent	1,897	-	-		1,897
Operating lease liabilities, noncurrent	834	-	-		834
Convertible senior notes	49,691	-	23,500	(a)	73,191
Convertible notes payable - Related Party	-	367	(367	)(d)	-
Deferred income tax liability	463	-	-		463
Other liabilities	426	-	-		426
Total liabilities	72,459	645	21,855		94,959
Shareholders’ equity:
Common stock	-	15	117	(e)	132
Additional paid-in capital	510,785	2,086	367	(d)	504,623
			(117	)(e)
			(5,761	)(f)
			(2,737	)(g)
Accumulated other comprehensive loss	(1,985)	-	-		(1,985)
Accumulated deficit	(408,260)	(2,737)	2,737	(g)	(408,260)
Total stockholders’ equity	100,540	(636)	(5,394)		94,510
Total liabilities and stockholders’ equity	$172,999	$9	$16,461		$189,469

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share information)

	Historical
	Year Ended December 31, 2020		Transaction Accounting		Year Ended December 31, 2020
	Legacy	Newtown	Adjustments		Pro Forma
	Appgate	Lane	(Note 2)		Combined
Revenue	$33,729	$-	$-		$33,729
Cost of revenue, exclusive of amortization shown below	15,560	-	-		15,560
Amortization expense	6,168	-			6,168
Total cost of revenue	21,728	-	-		21,728
Gross profit	12,001	-	-		12,001
Operating expenses:
Sales and marketing	25,175	-	-		25,175
Research and development	9,782	-	-		9,782
General and administrative	15,824	46	-		15,870
Depreciation and amortization	5,211	-	-		5,211
Total operating expenses	55,992	46	-		56,038
Loss from continuing operations	(43,991)	(46)	-		(44,037)
Interest expense, net	(4,088)	(18)	(1,810	)(bb)	(5,916)
Other expenses, net	(1,640)	-	-		(1,640)
Loss from continuing operations before income taxes	(49,719)	(64)	(1,810)		(51,593)
Income tax expense of continuing operations	(1,842)	-	-	(cc)	(1,842)
Net loss of continuing operations	$(51,561)	$(64)	$(1,810)		$(53,435)
Net loss per share:
Net loss per share - basic and diluted	$(103,122.00)	$(0.00)			$(0.41)
Weighted average shares outstanding used in computing net loss per share - basic and diluted	500	13,757,550		(aa)	131,793,870

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share information)

	Historical
	Nine Months Ended				Nine Months Ended
	September 30, 2021		Transaction Accounting		September 30, 2021
	Legacy	Newtown	Adjustments		Pro Forma
	Appgate	Lane	(Note 2)		Combined
Revenue	$31,429	$-	$-		$31,429
Cost of revenue, exclusive of amortization shown below	11,812	-	-		11,812
Amortization expense	3,393	-	-		3,393
Total cost of revenue	15,205	-	-		15,205
Gross profit	16,224	-	-		16,224
Operating expenses:
Sales and marketing	25,859	-	-		25,859
Research and development	7,638	-	-		7,638
General and administrative	12,186	179	-		12,365
Depreciation and amortization	4,040	-	-		4,040
Total operating expenses	49,723	179	-		49,902
Loss from continuing operations	(33,499)	(179)	-		(33,678)
Interest expense, net	(2,117)	(13)	(1,366	)(bb)	(3,496)
Other expenses, net	(283)	-	-		(283)
Loss from continuing operations before income taxes	(35,899)	(192)	(1,366)		(37,457)
Income tax expense of continuing operations	(2,004)	-	- (cc)		(2,004)
Net loss of continuing operations	$(37,903)	$(192)	$(1,366)		$(39,461)
Net loss per share:
Net loss per share - basic and diluted	$(75,806.00)	$(0.01)			$(0.30)
Weighted average shares outstanding used in computing net loss per share - basic and diluted	500	14,510,160		(aa)	131,793,870

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

1.	Basis of Presentation

The Merger was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Newtown Lane is treated as the “acquired” company for financial reporting purposes. For accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Legacy Appgate with the Transactions treated as the equivalent of Legacy Appgate issuing stock for the net assets of Newtown Lane, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be presented as those of Legacy Appgate in future public reports of the combined entity.

The pro forma adjustments have been prepared as if the Transactions had been consummated on September 30, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Transactions had been consummated on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

As the fiscal year end of Legacy Appgate is December 31st, the unaudited pro forma condensed combined financial information has been prepared using December 31st as the fiscal year end of the combined entity. The fiscal year end of Newtown Lane was March 31st. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of Legacy Appgate for the year ended December 31, 2020 with the historical unaudited consolidated statement of operations of Newtown Lane for the twelve months ended December 31, 2020. The historical unaudited consolidated statement of operations of Newtown Lane for the twelve months ended December 31, 2020 was derived by adding the historical unaudited consolidated statement of operations of Newtown Lane for the nine months ended December 31, 2020 to the historical unaudited consolidated statement of operations of Newtown Lane for the three months ended March 31, 2020. The historical unaudited consolidated statement of operations of Newtown Lane for the three months ended March 31, 2020 was derived by subtracting the historical unaudited consolidated statement of operations of Newtown Lane for the nine months ended December 31, 2019 from the historical audited consolidated statement of operations of Newtown Lane for the year ended March 31, 2020. See reconciliation included in Note 3. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical unaudited statement of operations of Legacy Appgate for the nine months ended September 30, 2021 with the historical unaudited consolidated statement of operations of Newtown Lane for the nine months ended September 30, 2021. The historical unaudited consolidated statement of operations of Newtown Lane for the nine months ended September 30, 2021 was derived by adding the historical unaudited consolidated statement of operations of Newtown Lane for the three months ended March 31, 2021 to the historical unaudited consolidated statement of operations of Newtown Lane for the six months ended September 30, 2021. The historical unaudited consolidated statement of operations of Newtown Lane for the three months ended March 31, 2021 was derived by subtracting the historical unaudited consolidated statement of operations of Newtown Lane for the nine months ended December 31, 2020 from the historical audited consolidated statement of operations of Newtown Lane for the year ended March 31, 2021. See reconciliation included in Note 4.

The pro forma adjustments represent management’s estimates based on information available as of the date of the Report and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing of the Transactions are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction from the recapitalization transaction, which are reflected in the combined entity’s additional paid-in capital and are assumed to be cash settled.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had Legacy Appgate and Newtown Lane been a combined company during the periods presented.

2.	Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to reflect the accounting for the Transactions in accordance with U.S. GAAP.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Legacy Appgate and Newtown Lane filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 reflects the following adjustments:

(a)	The proceeds to Legacy Appgate from the issuance of $25.0 million of aggregate principal amount of Additional Notes upon Closing, net of debt issuance costs of $1.5 million.

(b)	The payment of Newtown Lane’s accounts payable settled at Closing.

(c)	The elimination of Newtown Lane’s “Due to unrelated party” payable to Legacy Appgate against Legacy Appgate’s “Accounts receivable” from Newtown Lane at Closing.

(d)	The settlement of Newtown Lane’s convertible notes payable to a related party prior to Closing in accordance with the Merger Agreement.

(e)	The issuance of 117,149,920 shares of Company Common Stock to SIS Holdings, the sole stockholder of Legacy Appgate. As of immediately prior to the Merger, SIS Holdings holds all 500 shares of Legacy Appgate’s common stock outstanding as of September 30, 2021 (representing an exchange ratio of 234,299.84 shares of Company Common Stock for each outstanding share of Legacy Appgate common stock).

(f)	The settlement of approximately $11.6 million of estimated advisory, legal, accounting, and other recapitalization expenses related to the Transactions, including (i) $5.2 million settled with Company Common Stock through the issuance of 666,667 shares of Newtown Lane common stock to an advisor of Newtown Lane in the Transactions, and one or more existing stockholders of Newtown Lane contributing 666,667 shares of Newtown Lane common stock to Newtown Lane, and (ii) $4.3 million, which was contingent upon consummation of the Transactions and not previously accrued. For purposes of (i), the Company estimated the fair value of the consideration to the advisor by reference to the closing price of $7.86 of Newtown Lane’s common stock on October 11, 2021.

(g)	The reclassification of Newtown Lane’s historical accumulated deficit to additional paid-in-capital as part of the recapitalization.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 reflect the following adjustments:

(aa)	Newtown Lane’s issuance of 117,149,920 shares of Company Common Stock to SIS Holdings, the sole stockholder of Legacy Appgate as of immediately prior to the Merger, in exchange for all 500 outstanding shares of Legacy Appgate common stock in connection with the Transactions.

(bb)	The net increase to interest expense resulting from the issuance of the $25.0 million in aggregate principal amount of Additional Notes upon Closing, net of debt issuance costs of $1.5 million.

(cc)	The effect on income tax expense of the pro forma adjustment at the estimated effective tax rate. The estimated effective tax rate is assumed to be 0% given the valuation allowance recorded against Legacy Appgate’s net deferred tax assets.

3.	Reconciliation of Newtown Lane’s Historical Unaudited Condensed Statement of Operations for the Year Ended December 31, 2020

A reconciliation of Newtown Lane’s historical unaudited condensed statement of operations for the year ended December 31, 2020 is as follows (in thousands):

		Plus:	Less:
	Nine Months	Year	Nine Months
	Ended	Ended	Ended	Year Ended
	December 31,	March 31,	December 31,	December 31,
	2020	2020	2019	2020
Revenue	$-	$-	$-	$-
Cost of revenue, exclusive of amortization shown below	-	-	-	-
Amortization expense	-	-	-	-
Total cost of revenue	-	-	-	-
Gross profit	-	-	-	-
Operating expenses:
Sales and marketing	-	-	-	-
Research and development	-	-	-	-
General and administrative	34	46	34	46
Depreciation and amortization	-	-	-	-
Total operating expenses	34	46	34	46
Loss from continuing operations	(34)	(46)	(34)	(46)
Interest expense, net	(14)	(16)	(12)	(18)
Other expenses, net	-	-	-	-
Loss from continuing operations before income taxes	(48)	(62)	(46)	(64)
Income tax expense of continuing operations	-	-	-	-
Net loss of continuing operations	$(48)	$(62)	$(46)	$(64)

4.	Reconciliation of Newtown Lane’s Historical Unaudited Condensed Statement of Operations for the Nine Months Ended September 30, 2021

A reconciliation of Newtown Lane’s historical unaudited condensed statement of operations for the nine months ended September 30, 2021 is as follows (in thousands):

		Plus:	Less:
	Six Months	Year	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	March 31,	December 31,	September 30,
	2021	2021	2020	2021
Revenue	$-	$-	$-	$-
Cost of revenue, exclusive of amortization shown below	-	-	-	-
Amortization expense	-	-	-	-
Total cost of revenue	-	-	-	-
Gross profit	-	-	-	-
Operating expenses:
Sales and marketing	-	-	-	-
Research and development	-	-	-	-
General and administrative	75	138	34	179
Depreciation and amortization	-	-	-	-
Total operating expenses	75	138	34	179
Loss from continuing operations	(75)	(138)	(34)	(179)
Interest expense, net	(9)	(18)	(14)	(13)
Other expenses, net	-	-	-	-
Loss from continuing operations before income taxes	(84)	(156)	(48)	(192)
Income tax expense of continuing operations	-	-	-	-
Net loss of continuing operations	$(84)	$(156)	$(48)	$(192)